UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2013

The Medicines Company

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 290-6000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On February 8, 2013 (the “Effective Date”), the previously announced collaboration arrangement between The Medicines Company (the “Company”) and Bristol-Myers Squibb Company (“BMS”) became effective pursuant to the Master Transaction Agreement, dated as of December 11, 2012, between the Company and BMS.  During the scheduled collaboration term of up to two years from the Effective Date (the “Collaboration Term”), BMS and the Company will engage in certain collaborative activities related to the commercialization of Recothrom® products (the “Products”) and the Company will have the exclusive right to promote, market and sell the Products worldwide.

Also on the Effective Date and pursuant to the Master Transaction Agreement, the Company completed its acquisition from BMS of:

•                  certain assets, including regulatory filings, marketing authorizations, and certain contracts and equipment  (collectively, the “Collaboration Assets”), of BMS and its affiliates related to the promotion, marketing and sale of the Products; and

•                  an option (the “Option”) to purchase from BMS and its affiliates, following the expiration or earlier termination of the Collaboration Term, certain assets (including certain patent and trademark rights, contracts, inventory, equipment and related books and records) held by BMS during the Collaboration Term related to the Products (the “Acquired Assets”).

Recothrom is a recombinant thrombin approved by the U.S. Food and Drug Administration for use as a topical hemostat to control non-arterial bleeding during surgical procedures.

Pursuant to the Master Transaction Agreement, at the closing of the purchase of the Collaboration Assets (the “Collaboration Closing”), the Company (i) paid to BMS a one-time collaboration fee equal to $105 million and a one-time option fee equal to $10 million and (ii) acquired the Collaboration Assets and assumed certain liabilities of BMS and its affiliates related to the Collaboration Assets.  Pursuant to the Master Transaction Agreement, the Company will pay to BMS quarterly tiered royalty payments during the Collaboration Term equal to a percentage of worldwide net sales of the Products.

If the Company exercises the Option, the Company would, at the closing of the purchase of the Acquired Assets (the “Purchase Closing”), (i) acquire the Acquired Assets and assume certain liabilities of BMS and its affiliates related to the Acquired Assets and (ii) pay to BMS a purchase price equal to the net book value of inventory included in the Acquired Assets, plus either:

•                  a multiple of average net sales over each of the two 12-month periods preceding the Purchase Closing (unless the Purchase Closing occurs less than 24 months after the Collaboration Closing, in which case the measurement period would be the 12-month period preceding the Purchase Closing); or

•                  if BMS has delivered a valid notice terminating the Collaboration Term early as a result of a material breach by the Company under the Master Transaction Agreement, the amount described above plus an amount intended to give BMS the economic benefit of having received royalty fees for a 24-month Collaboration Term.

Also on the Effective Date, the previously announced Supply Agreement, dated as of December 11, 2012 (the “Supply Agreement”), between the Company and BMS became effective.  Pursuant to the Supply Agreement, BMS or one or more of its affiliates will manufacture the Products and serve as the exclusive supplier of the Products to the Company during the Collaboration Term at specified purchase prices.

The foregoing descriptions of the Master Transaction Agreement and the Supply Agreement do not purport to be complete and are qualified in their entirety by reference to the texts of the Master Transaction Agreement and the Supply Agreement, redacted copies of which are filed as Exhibit 2.1 and Exhibit 10.1 to this Current Report on Form 8-K, respectively.

The representations, warranties and covenants contained in the Master Transaction Agreement and the Supply Agreement were made only for the purposes of those agreements, were made as of specific dates, were made solely for the benefit of the parties to those agreements and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to those agreements.  The assertions embodied in those representations, warranties and covenants may be subject to important qualifications and limitations agreed to by the Company and BMS in connection with negotiating their respective terms.  Moreover, the representations, warranties and covenants may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders.  For the foregoing reasons, none of the Company’s stockholders or any other person should rely on such representations, warranties or covenants, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

Item 8.01  Other Events

On February 8, 2013, the Company issued a press release announcing the effectiveness of the collaboration arrangement and the completion of the Company’s purchase of the Collaboration Assets pursuant to the Master Transaction Agreement.  The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1.

Safe Harbor

Statements contained in this Current Report on Form 8-K about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.  Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  Important factors that may cause or contribute to such differences include the extent of the commercial success of the Products, the ability of the Company to obtain regulatory approvals of the Products in jurisdictions other than the United States and Canada, risks related to the Company’s dependence on BMS to manufacture and supply the Products during the Collaboration Term, the Company’s ability to successfully manufacture the Products after the Purchase Closing, the ability of BMS and the Company to complete the Purchase Closing if the Company exercises the Option, the ability of the Company to obtain third party consents necessary for the transfer of the Collaboration Assets or the Acquired Assets, the ability of the Company to successfully integrate the Recothrom business with its other businesses, the Company’s ability to develop its global operations and penetrate foreign markets, whether the Company’s products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, risks associated with the establishment of international operations, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the SEC, which risk factors are incorporated herein by reference.  The Company specifically disclaims any obligation to update these forward-looking statements.

Item 9.01.  Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired

The Company intends to file the financial statements required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K or otherwise not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K or otherwise not later than 71 calendar days after the date on which this Current Report Form 8-K is required to be filed.

(d)           Exhibits

See Exhibit Index hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY

Date: February 8, 2013	By:	/s/ Paul M. Antinori
	Name:	Paul M. Antinori
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1*†	Master Transaction Agreement, dated as of December 11, 2012, by and between the Company and Bristol-Myers Squibb Company

10.1†	Supply Agreement, dated as of December 11, 2012, by and between the Company and Bristol-Myers Squibb Company

99.1	Press release issued by the Company on February 8, 2013

*                 Schedules (and similar attachments) have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally copies of any of the omitted schedules (or similar attachments) to the Securities and Exchange Commission upon request.

†                 Confidential treatment requested as to portions of the exhibit.  Confidential materials omitted and filed separately with the Securities and Exchange Commission.